UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     November 30, 2010

Commission File Number:	0-8952

SB PARTNERS
(Exact name of registrant as specified in its charter)

New York	13-6294787
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 New Haven Avenue, Box 11, Suite 207, Milford, CT.	06460
(Address of principal executive offices)	(Zip Code)

(203) 283-9593
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 30, 2010, the Registrant entered into a contract to sell 175 Ambassador Drive, a 331,089 square foot warehouse distribution center located in Naperville, Il for $19,500,000 in an all cash transaction.  The buyer, Duke Realty, has no affiliation with the Registrant.  The transaction was completed on December 3, 2010.  A portion of the net proceeds from the sale was used to retire the mortgage secured by 175 Ambassador Drive.

Item 9.01. Financial Statements and Exhibits

(b)           Pro forma financial information

The following pro forma financial statements reflect the close of the sale of 175 Ambassador Drive by the Registrant on December 3, 2010.  The balance sheet as of the last filing, September 30, 2010, has been adjusted to reflect the removal of the assets and liabilities of this property as if the sale had been consummated on the balance sheet date.  The statement of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 has been adjusted to reflect the results of operations of the Registrant as if the sale had been consummated at the beginning of the periods presented.

(d) Exhibits

Exhibit No.                      Description

10.1	Contract made as of the 29th day of November, 2010 between 175 Ambassador Realty, LLC, as seller and Duke Realty Limited Partnership as buyer.

99.1                       Unaudited pro forma financial statements of the Registrant after giving effect to the sale of 175 Ambassador Drive.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SB PARTNERS
(Registrant)

	By:	SB PARTNERS REAL ESTATE CORPORATION
General Partner
Principal Financial & Accounting Officer
Dated: December 9, 2010	By:	/s/ John H. Zoeller
John H. Zoeller
Chief Financial Officer